                                                                   Exhibit 10(v)

     ***********************************************************************

                                   ADVO, INC.

                                       and

                              SUBSIDIARY GUARANTORS

                          -----------------------------

                                CREDIT AGREEMENT

                          Dated as of December 4, 2003

                          -----------------------------

                             J.P. MORGAN SECURITIES INC.,
                         as Lead Arranger and Bookrunner

                          -----------------------------

                              FLEET NATIONAL BANK,
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Co-Syndication Agents

                                 SUNTRUST BANK,
                             as Documentation Agent

                          -----------------------------

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

     ***********************************************************************

                                   TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
                                       ARTICLE I

                                      DEFINITIONS

SECTION 1.01.  Defined Terms....................................................    1
SECTION 1.02.  Terms Generally..................................................   22
SECTION 1.03.  Accounting Terms; GAAP...........................................   22
SECTION 1.04.  Classes and Types of Loans.......................................   22

                                      ARTICLE II

                                      THE CREDITS

SECTION 2.01.  The Commitments..................................................   23
SECTION 2.02.  Loans and Borrowings.............................................   25
SECTION 2.03.  Requests for Borrowings..........................................   26
SECTION 2.04.  Letters of Credit................................................   27
SECTION 2.05.  Funding of Borrowings............................................   33
SECTION 2.06.  Interest Elections...............................................   33
SECTION 2.07.  Termination and Reduction of the Commitments.....................   35
SECTION 2.08.  Repayment of Loans; Evidence of Debt.............................   36
SECTION 2.09.  Prepayment of Loans..............................................   37
SECTION 2.10.  Fees.............................................................   37
SECTION 2.11.  Interest.........................................................   39
SECTION 2.12.  Alternate Rate of Interest.......................................   40
SECTION 2.13.  Increased Costs..................................................   40
SECTION 2.14.  Break Funding Payments...........................................   42
SECTION 2.15.  Taxes............................................................   42
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs......   43
SECTION 2.17.  Mitigation Obligations; Replacement of Lenders...................   46

                                      ARTICLE III

                                       GUARANTEE

SECTION 3.01.  The Guarantee....................................................   47
SECTION 3.02.  Obligations Unconditional........................................   47
SECTION 3.03.  Reinstatement....................................................   48

                                         (i)

SECTION 3.04.  Subrogation......................................................   49
SECTION 3.05.  Remedies.........................................................   49
SECTION 3.06.  Instrument for the Payment of Money..............................   49
SECTION 3.07.  Continuing Guarantee.............................................   49
SECTION 3.08.  Rights of Contribution...........................................   49
SECTION 3.09.  General Limitation on Guarantee Obligations......................   50

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Organization; Powers.............................................   51
SECTION 4.02.  Authorization; Enforceability....................................   51
SECTION 4.03.  Governmental Approvals; No Conflicts.............................   51
SECTION 4.04.  Financial Condition; No Material Adverse Change..................   52
SECTION 4.05.  Properties.......................................................   52
SECTION 4.06.  Litigation and Environmental Matters.............................   52
SECTION 4.07.  Compliance with Laws and Agreements..............................   53
SECTION 4.08.  Investment and Holding Company Status............................   53
SECTION 4.09.  Taxes............................................................   53
SECTION 4.10.  ERISA............................................................   53
SECTION 4.11.  Disclosure.......................................................   54
SECTION 4.12.  Use of Credit....................................................   54
SECTION 4.13.  Material Agreements and Liens....................................   54
SECTION 4.14.  Capitalization...................................................   55
SECTION 4.15.  Subsidiaries and Investments.....................................   55
SECTION 4.16.  Real Property....................................................   56

                                       ARTICLE V

                                      CONDITIONS

SECTION 5.01.  Effective Date...................................................   56
SECTION 5.02.  Each Credit Event................................................   60

                                      ARTICLE VI

                                 AFFIRMATIVE COVENANTS

SECTION 6.01.  Financial Statements and Other Information.......................   60
SECTION 6.02.  Notices of Material Events.......................................   62
SECTION 6.03.  Existence; Conduct of Business...................................   62
SECTION 6.04.  Payment of Obligations...........................................   63
SECTION 6.05.  Insurance........................................................   63

                                         (ii)

SECTION 6.06.  Use of Proceeds..................................................   64
SECTION 6.07.  Certain Obligations Respecting Subsidiaries; Further Assurances..   64

                                      ARTICLE VII

                                  NEGATIVE COVENANTS

SECTION 7.01.  Indebtedness.....................................................   66
SECTION 7.02.  Liens............................................................   67
SECTION 7.03.  Fundamental Changes..............................................   69
SECTION 7.04.  Lines of Business................................................   71
SECTION 7.05.  Investments......................................................   71
SECTION 7.06.  Restricted Payments..............................................   72
SECTION 7.07.  Transactions with Affiliates.....................................   72
SECTION 7.08.  Certain Restrictions on Subsidiaries.............................   73
SECTION 7.09.  Certain Financial Covenants......................................   73
SECTION 7.10.  Subordinated Indebtedness........................................   73

                                     ARTICLE VIII

                                  EVENTS OF DEFAULT ............................   75

                                      ARTICLE IX

                               THE ADMINISTRATIVE AGENT ........................   79

                                       ARTICLE X

                                     MISCELLANEOUS

SECTION 10.01.  Notices.........................................................   81
SECTION 10.02.  Waivers; Amendments.............................................   82
SECTION 10.03.  Expenses; Indemnity; Damage Waiver..............................   83
SECTION 10.04.  Successors and Assigns..........................................   85
SECTION 10.05.  Survival........................................................   88
SECTION 10.06.  Counterparts; Integration; Effectiveness........................   89
SECTION 10.07.  Severability....................................................   89
SECTION 10.08.  Right of Setoff.................................................   89
SECTION 10.09.  Governing Law; Jurisdiction; Etc................................   90
SECTION 10.10.  WAIVER OF JURY TRIAL............................................   90
SECTION 10.11.  Headings........................................................   91
SECTION 10.12.  Treatment of Certain Information; Confidentiality...............   91

                                        (iii)

SCHEDULE I   -  Commitments
SCHEDULE II  -  Material Agreements and Liens
SCHEDULE III -  Litigation
SCHEDULE IV  -  Environmental Matters
SCHEDULE V   -  Subsidiaries and Investments
SCHEDULE VI  -  Real Property
SCHEDULE VII -  Certain Permitted Dispositions

EXHIBIT A    -  Form of Assignment and Assumption
EXHIBIT B    -  Form of Security Agreement
EXHIBIT C    -  Form of Collateral Agency and Intercreditor Agreement
EXHIBIT D    -  Form of Guarantee Assumption Agreement
EXHIBIT E    -  Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT F    -  Form of Opinion of Local Counsel
EXHIBIT G    -  Form of Opinion of Special New York Counsel to JPMCB
EXHIBIT H    -  Form of Intercompany Subordination Agreement

                                      (iv)

                  CREDIT AGREEMENT dated as of December 4, 2003, between ADVO, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.07 (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 2.01(b), 2.01(c) or 10.04(b); and JPMORGAN CHASE BANK, a New York State banking corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company has requested that the Lenders (as hereinafter defined) make loans and extend credit to it, under the guarantee of the Subsidiary Guarantors, in an aggregate principal or face amount not exceeding $150,000,000 (which, in the circumstances and subject to the conditions herein provided, may be increased to $225,000,000), to finance the operations of the Obligors, to refinance certain existing indebtedness of the Obligors, to fund ongoing working capital and for other general corporate purposes of the Obligors. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Indebtedness" shall have the meaning assigned to such term in Section 7.01(b).

                  "Additional Lender" shall have the meaning assigned to such term in Section 2.01(c).

                                Credit Agreement

                  "Additional Margin" means, for any day, with respect to any ABR Loan or Eurodollar Loan, 0.125%.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

                  "Applicable Margin" means, with respect to Revolving Credit Loans of any Type and commitment fees (as such term is used in Section 2.05) during any Interest Accrual Period (as defined below), the respective rates indicated below for such Loans of such Type and such fees opposite the applicable Total Debt Ratio indicated below for such Interest Accrual Period:

                                Credit Agreement


                                           Applicable Margin (% p.a.)
            Range                          --------------------------
             of                   Eurodollar       Base Rate        Commitment
       Total Debt Ratio             Loans            Loans             Fee
       ----------------           ----------       ---------        ----------
Greater than 2.00 to 1              1.500%           0.500%            0.400%

Less than or equal to 2.00 to 1     1.250%           0.250%            0.350%
  and greater than 1.50 to 1

Less than or equal to 1.50 to 1     1.125%           0.125%            0.300%
  and greater than 1.00 to 1

Less than or equal to 1.00 to 1     1.000%           0.000%            0.250%
  and greater than .50 to 1

Less than or equal to .50 to 1      0.875%           0.000%            0.200%

                  The Applicable Margin, with respect to any Type of Incremental Loans of any Series, shall be agreed upon at the time Incremental Loan Commitments of such Series are established pursuant to Section 2.01(b).

                  The Total Debt Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of a Financial Officer, or any other senior officer setting forth a calculation of the Total Debt Ratio as at the last day of the fiscal quarter ending immediately prior to the first day of such Interest Accrual Period, each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

                  Anything in this Agreement to the contrary notwithstanding, the Applicable Margin for Revolving Credit Loans and in respect of commitment fees shall be, (i) 0.125% with respect to Base Rate Loans, 1.125% with respect to Eurodollar Loans and 0.300% with respect to commitment fees until the Interest Accrual Period commencing on the third Business Day following the receipt by the Administrative Agent of the certificate referred to in the immediately preceding paragraph setting forth the calculation of the Total Debt Ratio as at the fiscal year ended September 27, 2003 and (ii) the highest rates set forth in the schedule above during any period when an Event of Default shall have occurred and be continuing, or during any period during which the Company shall be in default in the delivery of any financial statements pursuant to
Section 6.01(a) or 6.01(b).

                                Credit Agreement

                  "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) relating to the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitment or Loans of all Classes hereunder.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

                  "Basic Documents" means, collectively, this Agreement, the Note Purchase Agreement and the Senior Secured Notes, the Security Documents and the Intercompany Subordination Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class that have the same Interest Period.

                  "Borrowing Request" means a request by the Company for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or

                                Credit Agreement
to a notice by the Company with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chief Financial Officer" shall mean, for any Person at any time, the chief financial officer of such Person at such time, or, if there shall be no chief financial officer at such time, the person acting as chief financial officer at such time.

                  "Class" shall have the meaning assigned to such term in
Section 1.04.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Account" has the meaning assigned to such term in
Section 4.01(a) of the Security Agreement.

                  "Collateral Agency and Intercreditor Agreement" means a Collateral Agency and Intercreditor Agreement substantially in the form of Exhibit C between the Lenders, the Noteholders, the Administrative Agent, the Collateral Agent and the other "Secured Parties" that are to be party thereto from time to time, and acknowledged by each of the Obligors.

                                Credit Agreement

                  "Collateral Agent" means JPMCB, in its capacity as Collateral Agent under the Collateral Agency and Intercreditor Agreement.

                  "Commitment" means a Revolving Credit Commitment or Incremental Loan Commitment, or any combination thereof (as the context requires).

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Controller" shall mean, for any Person at any time, the controller of such Person at such time, or, if there shall be no controller at such time, the person acting as controller at such time.

                  "Debt Service" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations) made during such period, but excluding any payments of principal made on or prior to the Effective Date plus (b) all Interest Expense for such period.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule III and the environmental matters disclosed in Schedule IV.

                  "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person (excluding the sale and leaseback of the Company's headquarters facility in Windsor, Connecticut, and excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms).

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the

                                Credit Agreement
following: (a) net income for such period (calculated after eliminating extraordinary gains and losses and unusual or non-recurring items) plus (b) income and other taxes (to the extent deducted in determining net income) for such period plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining net income) for such period, plus (d) the aggregate amount of Interest Expense for such period minus (e) the aggregate amount of interest income for such period.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any property covered by the Mortgages in favor of any governmental entity), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Hedging Arrangement" means any agreement or other arrangement (excluding any stock repurchases to the extent the same are permitted under Section 7.06) pursuant to which the Company or any of its Subsidiaries shall agree to purchase shares of capital stock of the Company from another Person at a fixed price or formula (or to make payments to another Person calculated with reference to the price of any such shares), whether such agreement or other arrangement arises in connection with an acquisition of a business or property, an employee benefit plan, a hedging transaction or otherwise.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                                Credit Agreement

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Excess Cash Flow" means, for any period, the excess of (a) EBITDA for such period over (b) the sum of (i) the aggregate amount of Debt Service for such period plus (ii) Capital Expenditures made during such period (except for any Facility Purchases up to $20,000,000 during the first fiscal year after the Effective Date or up to $15,000,000 per fiscal year thereafter) plus (iii) any increase (or minus any decrease) in Working Capital from the beginning of such period to the end of such period plus (iv) income or other taxes payable in cash in respect of such period plus (v) the aggregate amount of Restricted Payments (other than repurchases of shares of capital stock of the Company) paid during such period.

                                Credit Agreement

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.15(a).

                  "Existing Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of December 9, 1999, between the Company, each Subsidiary Guarantor party thereto, the lenders party thereto, and JPMCB, as Administrative Agent, as in effect on the date hereof.

                  "Facility Purchase" means any purchase of any real estate used by the Company or any Subsidiary to conduct business operations of the Company or any Subsidiary.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means each of the Chief Financial Officer, principal accounting officer, Treasurer or Controller of the Company.

                  "Fixed Charge Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum of (i) Debt Service for such period plus (ii) the lesser of (x) the aggregate amount of Capital Expenditures made during such period and (y) $35,000,000 plus (iii) income or other

                                Credit Agreement
taxes payable in cash for such period plus (iv) the aggregate amount of Restricted Payments (other than repurchases of shares of capital stock of the Company) paid during such period.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit D by an entity that, pursuant to
Section 6.07(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

                                Credit Agreement

                  "Hazardous Materials" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "Hedging Agreement" shall mean any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The term "Hedging Agreement" shall include all Equity Hedging Arrangements.

                  "Increased Revolving Credit Commitment Date" has the meaning assigned to such term in Section 2.01(c).

                  "Incremental Loan" has the meaning assigned to such term in
Section 2.01(b).

                  "Incremental Loan Commitment" means, with respect to each Incremental Loan Lender, the amount of the offer of such Lender to make Incremental Loans of any Series (as defined in Section 2.01(b)) that is accepted by the Company in accordance with the provisions of Section 2.01(b), as such amount may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

                  "Incremental Loan Lenders" means, in respect of any Series of Incremental Loans, (a) initially, the Lenders (or other financial institutions referred to in Section 2.01(b)) whose offers to make Incremental Loans of such Series shall have been accepted by the Company in accordance with the provisions of Section 2.01(b) and (b) thereafter, the Lenders from time to time holding Incremental Loans of such Series and/or Incremental Loan Commitments of such Series after giving effect to any assignments thereof permitted by Section 10.04.

                  "Incremental Loan Commitment Termination Date" means, with respect to any Series, the date agreed upon at the time Incremental Loan Commitments of such Series are established pursuant to Section 2.01(b) as the date on which the Incremental Loan Commitments of such Series are to terminate.

                                Credit Agreement

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances other than deposits or advances received in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Intercompany Subordination Agreement" means an Intercompany Subordination Agreement substantially in the form of Exhibit H between the Obligors and the Administrative Agent.

                  "Interest Accrual Period" means the period commencing during any fiscal quarter on the date (the "Change Date") that is the third Business Day following the receipt by the Administrative Agent of the certificate referred to in the next to the last paragraph in the definition of "Applicable Margin", to but not including the Change Date in the immediately following fiscal quarter.

                  "Interest Coverage Ratio" means, as at any date, the ratio of
(a) EBITDA to (b) Interest Expense, in each case for the period of four fiscal quarters ending on or most recently ended prior to such date to.

                  "Interest Election Request" means a request by the Company to convert or continue a Borrowing in accordance with Section 2.06.

                  "Interest Expense" means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Indebtedness (including the interest component of any payments in

                                Credit Agreement
respect of Capital Lease Obligations but excluding any capitalized financing costs) accrued or capitalized during such period (whether or not actually paid during such period).

                  "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

                  "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, nine months) thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale but excluding purchases of Common Stock of the Company as contemplated in Section 7.06(b)); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any trade receivables in the ordinary course of business and any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such

                                Credit Agreement

Person; or (d) the entering into of any Hedging Agreement or any "swap agreement" (as defined in Section 101(53)(b) of the Bankruptcy Code).

                  "Issuing Lender" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

                  "JPMCB" means JPMorgan Chase Bank, the successor to The Chase Manhattan Bank.

                  "Lead Arranger" means J.P. Morgan Securities Inc.

                  "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means, collectively, (a) the Persons listed on
Schedule I, (b) the Additional Lenders (if any), (c) the Incremental Term Loan Lenders (if any) and (d) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m.,

                                Credit Agreement

London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

                  "Loans" means collectively, the Revolving Credit Loans and the Incremental Loans made by the Lenders to the Company pursuant to this Agreement.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $7,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                                Credit Agreement

                  "Mortgages" means, collectively, one or more mortgages, deeds of trust, deeds to secure debt or other similar instruments, covering the owned properties identified in Schedule VI as properties that are to be subjected to the Lien of a Mortgage, each of which shall have been executed by the respective Obligor party thereto in favor of the Collateral Agent (or in favor of a trustee for the benefit of the Collateral Agent) and securing the obligations of the Company hereunder and under the Note Purchase Agreement, or the respective Guarantor party thereto under its Guarantee under the Security Agreement.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "New Senior Secured Debt Limit" means, on any date, the lesser of $75,000,000 or 50% of the Revolving Credit Commitments outstanding on such date.

                  "Noteholders" means the holders from time to time of the Senior Secured Notes issued pursuant to the Note Purchase Agreements.

                  "Note Purchase Agreement" means the Note Purchase Agreement dated December 4, 2003 entered into by the Obligors and the respective "Purchasers" identified therein.

                  "Obligor" means the Company and each Subsidiary Guarantor.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Investments" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) repurchase obligations with respect to obligations of the type (but not necessarily the maturity) described in clause (a) above issued by any bank or trust company described in clause (b) above and maturing not more than 90 days from the date of

                                Credit Agreement
acquisition thereof by such Person; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (e) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to obligations described in the foregoing clauses
(a), (b), (c) and (d), so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively; and (f) any short term bond, fixed income or similar fund having assets of at least $500,000,000, so long as substantially all of the investments in the portfolio of any such fund consist of obligations which mature within one year of the date upon which they are acquired; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Post Default Rate" means a rate per annum equal to 2% above the rate otherwise applicable to Base Rate Loans (or, during the current Interest Period for any Eurodollar Loan, 2% above the rate otherwise provided for such Loan for such Interest Period).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Purchase Price" means, without duplication, with respect to any Qualified Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, Property or securities (including any Indebtedness incurred pursuant to Section 7.01(k)), paid or delivered by the Company and its Subsidiaries in connection with such acquisition plus (ii) the aggregate amount of Acquired Indebtedness in connection with such Qualified Acquisition.

                                Credit Agreement

                  "Qualified Acquisition" means any acquisition permitted under
Section 7.03(d)(iii).

                  "Quarterly Dates" means the first Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

                  "Register" has the meaning set forth in Section 10.04.

                  "Reimbursement Obligation" means, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures, unused Revolving Credit Commitments, Incremental Loans and unused Incremental Loan Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, unused Revolving Credit Commitments, Incremental Loans and unused Incremental Loan Commitments at such time. The "Required Lenders" of any Class (including any Series of Incremental Loans) means Lenders of such Class having more than 50% of the Revolving Credit Exposures, Loans or Commitments of such Class, as applicable.

                  "Restricted Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company. In addition, the term "Restricted Payment" shall include any cash payments made by the Company under Equity Hedging Arrangements.

                  "Revolving Credit", when used in reference to any Loan or Borrowing, refers to whether such Loans, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a).

                                Credit Agreement

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans, to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.04 and (c) increased from time to time pursuant to Section 2.01(c). The initial amount of each Lender's Revolving Credit Commitment is set forth opposite the name of such Lender on Schedule I under the caption "Commitment ($)", or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $150,000,000.

                  "Revolving Credit Commitment Termination Date" means the last Business Day on or prior to the fourth anniversary of the Effective Date.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.

                  "Revolving Credit Lender" means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

                  "Security Agreement" means a Security Agreement substantially in the form of Exhibit B between the Company and the Subsidiary Guarantors and the Collateral Agent, as the same shall be modified and supplemented and in effect from time to time.

                  "Security Documents" means, collectively, the Collateral Agency and Intercreditor Agreement, the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by the Security Agreement or the Mortgages to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement or the Mortgages.

                  "Security Joinder Agreement" means a Security Joinder Agreement substantially in the form of Exhibit B to the Security Agreement by an entity that, pursuant to Section 6.11 of the Security Agreement is required to become a "Obligor" thereunder in favor of the Collateral Agent.

                  "Senior Secured Notes" means the Senior Secured Notes issued pursuant to the Note Purchase Agreement.

                                Credit Agreement

                  "Series" has the meaning assigned to such term in Section 2.01(b).

                  "Specified Default" means, collectively, (i) any Event of Default under Section 8(a), 8(h) or 8(i), (ii) any Event of Default under
Section 8(b) on the payment of interest that shall continue for three or more Business Days or (iii) any Event of Default under Section 8(d) that shall continue for ten or more days.

                  "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means Indebtedness of the Company incurred in accordance with Section 7.10(a).

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

                  "Subsidiary Guarantor" means each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.07(a).

                                Credit Agreement

                   "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Debt Ratio" shall mean, as at any date, the ratio of
(a) the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the aggregate amount of all Indebtedness (including all Subordinated Indebtedness) as at such date to
(b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to such date.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Treasurer" shall mean, for any Person at any time, the treasurer of such Person at such time, or, if there shall be no treasurer at such time, the person acting as treasurer at such time.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" means, as at such date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) current assets (excluding cash and cash equivalents) as at such date minus (b) current liabilities (excluding the current portion of any installments of principal payable hereunder) as at such date.

                                Credit Agreement

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in
Article VII, the Company will not change (i) the last day of its fiscal year from the Saturday falling on, or immediately preceding, September 30 of each year, or (ii) the last days of the first three fiscal quarters in each of its fiscal years from the Saturday falling on, or immediately preceding, December 30, March 31 and June 30 of each year, respectively.

                  SECTION 1.04. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or an Incremental Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both

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

Class and Type. The Incremental Loans and Incremental Loan Commitments of each Series shall be deemed to be a separate Class of Loans and Commitments.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01.  The Commitments.

                  (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Credit Loans.

                  (b) Incremental Loans. In addition to Borrowings of Revolving Credit Loans pursuant to paragraph (a) above, at any time and from time to time prior to second anniversary of the Effective Date, the Company may request that one or more Persons (which may include the Lenders) offer to enter into commitments to make term loans (each such loan being herein called an "Incremental Loan") under this paragraph (b), it being understood that if such offer is to be made by any Person that is not already a Lender hereunder, the Administrative Agent shall have consented to such Person being a Lender hereunder to the extent such consent would be required pursuant to Section 10.04(b) in the event of an assignment to such Person. In the event that one or more of such Persons offer, in their sole discretion, to enter into such commitments, and such Persons and the Company agree as to the amount of such commitments that shall be allocated to the respective Persons making such offers and the fees (if any) to be payable by the Company in connection therewith and the amortization, interest rate and maturity date to be applicable thereto, the Company, such Persons and the Administrative Agent shall execute and deliver an appropriate agreement with respect thereto, and such Persons shall become obligated to make Incremental Loans under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments as specified in such agreement. The Incremental Loans to be made pursuant to any such agreement between the Company and one or more Lenders in response to any such request by the Company shall be deemed to be a separate "Series" of Incremental Loans for all purposes of this Agreement.

                                Credit Agreement

                  Anything herein to the contrary notwithstanding, the following additional provisions shall be applicable to the Incremental Loan Commitments, and Incremental Loans, of any Series:

                  (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be $10,000,000 and the maximum aggregate principal amount of the Incremental Loans of all Series shall not, taken together with the aggregate amount of Indebtedness incurred pursuant to Section 7.01(h) and the aggregate amount by which the Revolving Credit Commitments have been increased pursuant to Section 2.01(c), exceed the New Senior Secured Debt Limit then in effect; and

                  (ii) the final maturity date of the Incremental Loans of any Series shall not be earlier than the Revolving Credit Commitment Termination Date and the weighted average life to maturity of such Incremental Loans shall not be earlier than the weighted average life to maturity of the Revolving Credit Commitments.

                  Following execution and delivery by the Company, one or more Lenders and the Administrative Agent as provided above of an Amendment to this Agreement with respect to the Incremental Loans of any Series then, subject to the terms and conditions set forth herein, each Incremental Loan Lender of such Series severally agrees to make Incremental Loans of such Series to the Company in Dollars during the availability period for such Loans set forth in such Amendment, in a principal amount up to but not exceeding the Incremental Loan Commitment of such Series of such Lender.

                  (c) Increase in Revolving Credit Commitments. The Company shall have the right at any time and from time to time to increase the aggregate Revolving Credit Commitments hereunder by adding to this Agreement one or more other lenders (which may, with the consent of such Lender, include an existing Lender, each such lender an "Additional Lender") with the approval of the Administrative Agent (which approval shall not be unreasonably withheld), each of which Additional Lenders shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Lender shall undertake a Revolving Credit Commitment (if any such Additional Lender is a Revolving Credit Lender, its Revolving Credit Commitment shall be in addition to such Lender's Revolving Credit Commitment hereunder), such Revolving Credit Commitment to be in an amount at least equal to $5,000,000 or a larger multiple of $1,000,000, provided that the maximum aggregate principal amount of increases in the Revolving Credit Commitments hereunder shall not, taken together with the aggregate amount of Indebtedness incurred pursuant to Section 7.01(h) and the aggregate amount of Incremental Loans of all Series incurred pursuant

                                Credit Agreement
to Section 2.01(b), exceed the New Senior Secured Debt Limit then in effect. Upon the effectiveness of such agreement (the date of the effectiveness of any such agreement being hereinafter referred to as the "Increased Revolving Credit Commitment Date") such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement.

                  Notwithstanding the foregoing, the increase in the aggregate Revolving Credit Commitments hereunder pursuant to this Section 2.01(c) shall not be effective unless:

                  (i) the Company shall have given the Administrative Agent notice of any such increase at least three Business Days prior to any such Increased Revolving Credit Commitment Date;

                  (ii) the minimum aggregate amount of any such increase on any Increased Revolving Credit Commitment Date shall be $10,000,000;

                  (iii) no Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Revolving Credit Commitment Date;

                  (iv) in the event that, upon the effectiveness of such increase, any Loans are outstanding hereunder, the Additional Lenders shall have made new Loans, and the Company shall have prepaid Loans of the then-existing Revolving Credit Lenders, in each case in such amounts and (if applicable) with Interest Periods of such duration as shall be necessary so that, after giving effect to such Loans, the Revolving Credit Exposures of each Revolving Credit Lender (including each Additional Lender) shall be held ratably in accordance with their Revolving Credit Commitments and (if applicable) each Revolving Credit Lender shall have coterminous Interest Periods; and

                  (v) there shall have been no reduction of the Revolving Credit Commitments pursuant to Section 2.07(b) hereof on or prior to any such Increased Revolving Credit Commitment Date.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and Class made by the Lenders of such Class ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                                Credit Agreement

                  (b) Type of Loans. Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Company may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

                  (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $2,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments (or, in the case of an Incremental Loan Commitment of any Series, in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Series) or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

                  (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date or any Incremental Facility Loans of any Series if the Interest Period requested therefor would end after the final maturity date for such Series.

                  SECTION 2.03. Requests for Borrowings.

                  (a) Notice by the Company. To request a Borrowing, the Company shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company.

                                Credit Agreement

                  (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i) the aggregate amount and Class of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

                  (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (d) Failure to Elect. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

                  SECTION 2.04. Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Company may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

                  (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender

                                Credit Agreement
and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Company also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section) shall not exceed $20,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

                  (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension which in no event shall extend beyond five days prior to the Revolving Credit Commitment Termination Date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

                  (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter

                                Credit Agreement
of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

                  In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

                  (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit ABR Borrowing in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing.

                  If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof.

                                Credit Agreement

                  (g) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                                Credit Agreement

                  (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

                  (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph
(f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

                  (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                                Credit Agreement

                  (k) Cash Collateralization. If an Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall immediately deposit into the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of
Article VIII. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Security Agreement, and for these purposes the Company hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

                  (l) Letters of Credit Under the Existing Credit Agreement. To the extent that, pursuant to Section 2.05 of the Existing Credit Agreement, JPMCB, as the "Issuing Lender" thereunder, has issued "Letters of Credit" under and as defined in the Existing Credit Agreement then, on the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Article V, each of such "Letters of Credit" under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

                  (m) Letters of Credit Utilize Revolving Credit Commitments. On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

                                Credit Agreement

                  SECTION 2.05. Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Lender.

                  (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Nothing herein shall be deemed to waive any claim that the Company may have against any Lender that fails to make its share of any Borrowing available to the Administrative Agent as described above.

                  SECTION 2.06. Interest Elections.

                  (a) Elections by the Company. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders

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                                     - 34 -

holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

                  (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

                  (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Company fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is

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                                     - 35 -

continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

                  SECTION 2.07. Termination and Reduction of the Commitments.

                  (a) Scheduled Termination. Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date. The Incremental Loan Commitments shall terminate on the earlier of (i) the date agreed upon at the time the Incremental Loan Commitments of such series are established pursuant to Section 2.01(b) as the date on which the Incremental Loan Commitments of such Series are to terminate and (ii) the date upon which Incremental Loans of such Series in an aggregate amount equal to the aggregate amount of the Incremental Loan Commitments of such series shall have been borrowed hereunder.

                  (b) Voluntary Termination or Reduction. The Company may at any time terminate, or from time to time reduce, the unutilized amount of the Revolving Credit Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

                  (c) Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) Effect of Termination or Reduction. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.

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                                     - 36 -

                  SECTION 2.08. Repayment of Loans; Evidence of Debt.

                  (a) Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for account of each Lender the outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. The Company hereby promises to pay to the Administrative Agent for account of the Incremental Loan Lenders of each Series the principal of the Incremental Loans of such Series in installments in such amounts and on such dates as shall be agreed upon at the time the Incremental Loan Commitments of such Series shall be established pursuant to Section 2.01(b).

                  (b) Manner of Payment at Maturity and Required Installments. Prior to any repayment of any Borrowings of either Class hereunder, the Company shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of either Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Company fails to make a timely selection of the Borrowing or Borrowings to be repaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative

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                                     - 37 -

Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Any Lender may request that Loans made by it of any Class be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09. Prepayment of Loans.

                  (a) Right to Prepay Borrowings. The Company shall have the right at any time and from time to time to prepay any Borrowing in minimum amounts to be agreed upon without any premium or penalty except for break funding payments required under Section 2.14, subject to the requirements of this Section.

                  (b) Notices, Etc. The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

                  SECTION 2.10. Fees.

                  (a) Commitment Fee. The Company agrees to pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee, which shall accrue at a rate per

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                                     - 38 -

annum equal to the Applicable Margin on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Commitment Termination Date. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

                  (b) Letter of Credit Fees. The Company agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans plus, if applicable, the Additional Margin, on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on such Quarterly Date in arrears, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

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

                                     - 39 -

                  (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus, for any day on which the outstanding Revolving Credit Loans and LC Exposure exceed 50% of the Revolving Credit Commitments, the Additional Margin.

                  (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin plus, for any day on which the outstanding Revolving Credit Loans and LC Exposure exceed 50% of the Revolving Credit Commitments, the Additional Margin.

                  (c) Default Interest. Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest on all of the Loans or Reimbursement Obligations hereunder at the applicable Post-Default Rate during any period when any Specified Default shall have occurred and for so long as such Specified Default shall be continuing.

                  (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit Loan that is an ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base

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                                     - 40 -

Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders of the affected Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and such Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13. Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) subject any Lender to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any such Loans;

                  (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

                  (iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

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

                                     - 41 -

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise

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                                     - 42 -

to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Company pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Company shall compensate each affected Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15. Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the

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                                     - 43 -

Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Company. In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Company. The Company shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative

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                                     - 44 -

Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of any Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.10 shall be made for account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.07 shall be applied to the respective Revolving Credit Commitments of the Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (ii) each Borrowing of any Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of any Class by the Company shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Loans of any Class by the Company shall be made for account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest

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                                     - 45 -

on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of such Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

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                                     - 46 -

                  SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

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                                     - 47 -

                                   ARTICLE III

                                    GUARANTEE

                  SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Company or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  For purposes hereof, it is understood that any Guaranteed Obligations to any Person arising under a Hedging Agreement entered into at a time such Person (or an affiliate thereof) is party hereto as a Lender shall continue to constitute Guaranteed Obligations, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Loans, Revolving Credit Exposure and other interests herein) at the time a claim is to be made in respect of such Guaranteed Obligations, so long as such Hedging Agreement has been designated as a "Hedging Agreement" for purposes of this Article in a written notice delivered from the Company to the Administrative Agent (which notice shall include a certification to the effect that such Hedging Agreement is permitted hereunder).

                  SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or

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

                                     - 48 -

defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim

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                                     - 49 -

alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.

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                                     - 50 -

The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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

                                     - 51 -

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants to the Lenders that:

                  SECTION 4.01. Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction in which failure to be so qualified and in good standing could have a Material Adverse Effect.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

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                                     - 52 -

                  SECTION 4.04. Financial Condition; No Material Adverse Change.

                  (a) Financial Condition. The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended September 26, 2002, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the nine-month period ended June 28, 2003, certified by a Financial Officer of the Company. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

                  (b) No Material Adverse Change. Since September 26, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

                  SECTION 4.05. Properties.

                  (a) Property Generally. Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere materially with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.06. Litigation and Environmental Matters.

                  (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

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                                     - 53 -

                  (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 4.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the

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                                     - 54 -

most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 4.11. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12. Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.13. Material Agreements and Liens.

                  (a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $2,500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

                  (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $2,500,000 and covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

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
                                     - 55 -

                  SECTION 4.14. Capitalization. The authorized capital stock of the Company consists, on November 22, 2003, of an aggregate of 45,000,000 shares consisting of (i) 40,000,000 shares of common stock, par value $.01 per share (of which on November 22, 2003, 30,120,521 shares were duly and validly issued and outstanding, excluding 120,710 shares which were held in treasury), each of which shares is fully paid and nonassessable and (ii) 5,000,000 shares of undesignated preferred stock, par value $.01 per share, none of which are outstanding (or held in treasury). The Company has no shares reserved for issuance except that, as of November 22, 2003, there were 4,315,111 shares of common stock reserved for issuance pursuant to the existing employee option plans. Shares of the Company's undesignated Preferred Stock may be designated Series B Preferred Stock and issued upon exercise of certain rights (the "Rights"), issued pursuant to the Amended and Restated Stockholder Protection Rights Agreement dated as of February 10, 2003 by and between the Company and Mellon (successor to Mellon Investor Services LLC), as Rights Agent (the "Rights Agreement").

                  As of the date hereof, except for the Rights, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                  SECTION 4.15. Subsidiaries and Investments.

                  (a) Subsidiaries. Set forth in Part A of Schedule V is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule V, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Investments. Set forth in Part B of Schedule V is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule V and other than Investments of the types referred to in clauses (b), (c), (d), (e) and (f) of Section 7.05) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such

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                                     - 56 -

Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule V, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.08.

                  SECTION 4.16. Real Property. Set forth on Schedule VI is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. No Mortgage encumbers real property which is located in an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                                    ARTICLE V

                                   CONDITIONS

                  SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kirkpatrick & Lockhart, counsel for the Obligors, substantially in the form of Exhibit E-1, covering such other matters relating to the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

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                                     - 57 -

                  (c) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB, substantially in the form of Exhibit G (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) Officer's Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

                  (g) Security Agreement. Evidence that the Security Agreement shall have been duly executed and delivered by each Obligor and the Collateral Agent, and that the certificates evidencing the Pledged Equity under and as defined therein have been delivered to the Collateral Agent, accompanied by undated stock powers executed in blank. In addition, the Administrative Agent shall have received evidence that the Obligors and the Collateral Agent shall have taken such other action (including filing appropriately completed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

                  (h) Mortgages and Title Insurance. Evidence that the following documents shall have been delivered to the Collateral Agent:

                           (i) Mortgages covering the respective owned
                  properties referred to in the definition of such term in
                  Section 1.01, duly executed and delivered by each relevant Obligor in recordable form (in such number of copies as the Administrative Agent shall have requested);

                           (ii) one or more mortgagee policies of title
                  insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the "Title Companies"), insuring the validity and priority of the Liens created under the Mortgages on owned real estate for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing

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                                     - 58 -

                  statements covering fixtures, in each case appropriately completed and duly executed; and

                           (iii) such other documents as may be reasonably
                  requested by the Title Companies to record the Mortgages.

         In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land office(s).

                  (i) Collateral Agency and Intercreditor Agreement. The Collateral Agency and Intercreditor Agreement, duly executed and delivered by each party thereto (or, in the case of any Lender or an initial purchaser of Senior Secured Notes under the Note Purchase Agreement, written evidence satisfactory to the Administrative Agent, which may include telecopy transmission of a signed signature page of the Collateral Agency and Intercreditor Agreement, that such Lender or purchaser has signed a counterpart of the Collateral Agency and Intercreditor Agreement).

                  (j) Senior Secured Notes. Evidence of receipt (or simultaneous receipt) by the Company of gross cash proceeds in an aggregate amount not less than $125,000,000 from the issuance of the Senior Secured Notes, upon terms, and pursuant to documentation, in form and substance reasonably satisfactory to the Lenders.

                  (k) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) outstanding under the Existing Credit Agreement that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

                  (l) Solvency Certificate. A certificate of a Financial Officer of the Company, to the effect that, as of the Effective Date (after giving effect to the Transactions), (a) the aggregate value of all properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at regular market value, regular market value to mean the amount which could be obtained for the

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
         property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the aggregate amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (b) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as contemplated to be conducted and
         (c) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature (satisfaction of items (a) through (c) of this paragraph (i) is herein referred to as being "Solvent").

                  (m) Environmental Assessment. An environmental risk assessment with respect to each of the existing sites and facilities that are owned, operated or leased by the Company or any of its Subsidiaries (including such inquiries with respect to environmental matters as shall have been requested by any Lender), and the responses thereto, shall be in form and substance satisfactory to the Administrative Agent.

                  (n) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 6.05 and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 6.05, such certificates to be in such form and contain such information as is specified in said Section 6.05.

                  (o) Intercompany Subordination Agreement. Evidence that the Intercompany Subordination Agreement shall have been duly executed and delivered by each Obligor.

                  (p) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

                  The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company), provided that an estimate of such fees and expenses shall have been provided not less than two Business Days prior to the Effective Date).

                  The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing,

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
the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on December 19, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

                  (a) the representations and warranties (including the material adverse change and litigation representations) of the Company set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

                  (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such

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
         year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet and related statements of income and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.06 and 7.09, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines); and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

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

                  SECTION 6.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000;

                  (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 6.03 shall prohibit any transaction expressly permitted under Section 7.03);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including all Environmental Laws) if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

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

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear and Dispositions permitted by Section 7.03 excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

                  (f) permit representatives of any Lender or the Administrative Agent, during normal business hours and upon reasonable notice to the Company, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its Financial Officers or any other executive officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                  SECTION 6.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.05. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that in any event the Company will maintain property damage insurance with respect to the tangible personal and real Property subject to the Liens of the Security Documents in such amounts, and subject to such deductibles, as shall be reasonably satisfactory to the Administrative Agent, and shall name the Collateral Agent as loss payee under each policy of such insurance.

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                                     - 64 -

                  SECTION 6.06. Use of Proceeds. The Company will use the proceeds of the Revolving Credit and Incremental Loans hereunder to fund ongoing working capital and capital expenditures of the Company and its Subsidiaries, to finance the repurchase of shares of its stock as contemplated by Section 7.06, to refinance outstandings under the Existing Credit Agreement and to provide funds for the general corporate purposes (including acquisitions) of the Company and its Subsidiaries, in each case in compliance with all applicable legal and regulatory requirements, including Regulations T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  SECTION 6.07. Certain Obligations Respecting Subsidiaries; Further Assurances.

                  (a) Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Foreign Subsidiaries) are "Subsidiary Guarantors" under this Agreement and the Security Agreement. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new entity that shall constitute a Subsidiary hereunder, the Company and its Subsidiaries will cause such new Subsidiary to

                  (i) become a "Subsidiary Guarantor" under this Agreement, pursuant to a Guarantee Assumption Agreement, and an "Obligor" under the Security Agreement, pursuant to a Security Joinder Agreement,

                  (ii) cause such Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real Property and fixtures owned by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens (except for pre-existing Liens permitted under 7.02(i) or 7.02(k)) for the benefit of the Lenders and the Noteholders on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder, and

                  (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Collateral Agent shall have requested.

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                                     - 65 -

                  (b) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Collateral Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                  (c) Acquisition of Real Property. If any Obligor shall acquire any owned real property interest, including improvements, after the Effective Date having a fair market value of $2,000,000 or more (or shall make improvements upon any existing owned real property interest resulting in the fair market value of such interest together with such improvements being equal to $2,000,000 or more), then it will (or, as applicable, will cause the respective Subsidiary holding such real property interest to) execute and deliver in favor of the Collateral Agent a mortgage, deed of trust or deed to secure debt (as appropriate for the jurisdiction in which such respective real property is situated) pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Collateral Agent for the benefit of the Lenders and Noteholders as collateral security for the obligations of such Obligor under this Agreement or, as applicable, under the respective Security Joinder Agreement to which such Obligor is a party, and will deliver such opinions of counsel and title insurance policies as the Collateral Agent shall reasonably request in connection therewith.

                  (d) Further Assurances. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Collateral Agent to effectuate the purposes and objectives of this Agreement.

                  Without limiting the generality of the foregoing, the Company will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Collateral Agent to create, in favor of the Collateral Agent for the benefit of the Lenders and the Noteholders perfected security interests and Liens in substantially all of the Property of such Obligor as collateral security for its obligations hereunder; provided that (i) any such security interest or Lien shall be subject to the relevant requirements of the Security Documents and the Collateral Agency and Intercreditor Agreement and (ii) no Obligor shall be required to create a mortgage lien on any leasehold interest.

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                                     - 66 -

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

                  SECTION 7.01. Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder or under the Note Purchase Agreements;

                  (b) Indebtedness (herein, "Acquired Indebtedness") of a Subsidiary acquired in accordance with Section 7.03(d)(iii), so long as such Indebtedness is in existence on the date such acquisition is consummated and was not created in anticipation thereof;

                  (c) Indebtedness outstanding on the date hereof and listed in Part A of Schedule II hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule II);

                  (d) Subordinated Indebtedness incurred after the Effective Date in accordance with Section 7.10(a) in an aggregate principal amount up to but not exceeding $200,000,000, so long as no Event of Default or breach of any covenant hereunder is in existence at the time of any such incurrence or would be created by such incurrence;

                  (e) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

                  (f) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

                  (g) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

                  (h) Indebtedness in respect of additional senior secured notes, provided that the maximum aggregate principal amount of Indebtedness incurred pursuant to this clause (h), taken together with the aggregate amount of Incremental Loans of all Series incurred

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
                                     - 67 -

         pursuant to Section 2.01(b) and the aggregate amount by which the Revolving Credit Commitments have been increased pursuant to Section 2.01(c), shall not exceed the New Senior Secured Debt Limit then in effect, so long as (i) the final maturity date of such senior secured notes shall not be earlier than the Revolving Credit Commitment Termination Date and (ii) the weighted average life to maturity of such senior secured notes shall not be earlier than the weighted average life to maturity of the Revolving Credit Commitments;

                  (i) Indebtedness of the Company arising in connection with a sale and leaseback of the Company's headquarters facility in Windsor, Connecticut, so long as the aggregate amount thereof shall not exceed $25,000,000; and

                  (j) additional Indebtedness of the Company and its Subsidiaries (including Capital Lease Obligations and other Indebtedness secured by Liens permitted under 7.02(i)) up to but not exceeding $20,000,000 at any one time outstanding.

                  SECTION 7.02. Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created pursuant to the Security Documents;

                  (b) Liens in existence on the date hereof and listed in Part B of Schedule II hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of the initial Loans hereunder, as indicated on said
         Schedule II);

                  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

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                                     - 68 -

                  (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) Liens covering the headquarters facility of the Company in Windsor, Connecticut arising as a result of the sale and leaseback of such facility as permitted under Section 7.01(i);

                  (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens secures Indebtedness under Section 7.01(j) and which Liens either (A) existed on such Property before the time of its acquisition and were not created in anticipation thereof or (B) were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the sum of the fair market value (as determined in good faith by a Financial Officer of the Company) of such Property at the time it were acquired (by purchase, construction or otherwise) plus the cost of any improvements constructed thereon financed by such Indebtedness;

                  (j) Liens arising by virtue of the ground lease relating to the handling facility and plant being constructed for the Company in Windsor, Connecticut;

                  (k) Liens securing Acquired Indebtedness permitted under
         Section 7.01(b), provided that the aggregate principal amount of such Indebtedness secured by such Liens shall not exceed $25,000,000; and

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                  (l) Liens securing other or additional liabilities of the
         Company and its Subsidiaries not exceeding $2,000,000 in the aggregate.

                  SECTION 7.03. Fundamental Changes.

                  (a) Mergers and Consolidations. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (b) Acquisitions. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 7.05(g), and Capital Expenditures.

                  (c) Dispositions. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding the sale of

                  (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business,

                  (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms,

                  (iii) after the date hereof, Property with an aggregate value of $25,000,000, so long as any such Disposition or Dispositions will not materially adversely affect EBITDA (as demonstrated by calculations of EBITDA on a pro forma basis for the four fiscal quarters ended on the last day of the fiscal quarter immediately preceding such calculation, assuming the proposed Disposition had been made on the first day of such period, such calculations to be certified by a Financial Officer of the Company to the Administrative Agent as having been prepared in good faith and upon reasonable assumptions),

                  (iv) the sale (and simultaneous lease-back) by the Company of its headquarters facility in Windsor, Connecticut in connection with the incurrence of Indebtedness permitted under Section 7.01(i),

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                  (v) the sale of accounts receivable arising with respect to one or more particular customers up to an aggregate amount not exceeding $10,000,000 during any fiscal year,

                  (vi) the factoring of accounts receivable arising with respect to one or more particular customers up to an aggregate outstanding amount at any one time of $10,000,000), and

                  (vii) the assets described in Schedule VII.

                  (d) Certain Exclusions. Notwithstanding the foregoing provisions of this Section 7.03:

                  (i) any Wholly Owned Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other Wholly Owned Subsidiary of the Company;

                  (ii) any Wholly Owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or another Wholly Owned Subsidiary of the Company; and

                  (iii) to the extent the respective transaction is not permitted by the exceptions set forth in Section 7.03(b), the Company or a Wholly Owned Subsidiary of the Company may acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, so long as:

                           (A) the aggregate Purchase Price of all such
                  acquisitions after the date hereof shall not exceed $100,000,000;

                           (B) after giving effect to such acquisition the
                  Company shall be in compliance with Section 7.09 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the fiscal quarter most recently ended prior to the date of such acquisition for which financial statements of the Company and its Subsidiaries are available, under the assumption that such acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition), and the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance; and

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                           (C) immediately prior to such acquisition and after
                  giving effect thereto, no Default shall have occurred and be continuing.

                  SECTION 7.04. Lines of Business. The Company will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than the lines of business substantially similar to those conducted by the Company and its Subsidiaries on the date hereof, provided that the Company and its Subsidiaries may, to the extent otherwise not prohibited by this Agreement, engage in ventures that are complimentary to the existing lines of business and its Subsidiaries.

                  SECTION 7.05. Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Part B of Schedule V;

                  (b) operating deposit accounts with banks;

                  (c) Permitted Investments;

                  (d) Investments by the Company and its Subsidiaries in the Company and its Subsidiaries;

                  (e) Investments in respect of Qualified Acquisitions;

                  (f) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes, provided that any Equity Hedging Arrangement must provide that the Company has the option to settle its obligations thereunder by delivery of shares of stock of the Company (and shall not be obligated to settle by paying cash thereunder); and

                  (g) additional Investments, provided that (i) in no event shall the aggregate amount of all such investments and acquisitions exceed $15,000,000 and (ii) that the Company is in pro forma compliance with the covenants hereto.

For purposes of clause (g) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other

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payments received in cash in respect of such Investment; the amount of an
Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

                  SECTION 7.06. Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; provided that, so long as at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, the Company may:

                  (a) declare and make regularly scheduled quarterly dividend payments in cash in an amount up to but not exceeding $17,500,000 during any single fiscal year;

                  (b) repurchase shares of its capital stock from the holders thereof so long as the aggregate amount of such repurchases shall not exceed $70,000,000 after the date hereof, and the aggregate amount of such repurchases during any single fiscal year shall not exceed $25,000,000; and

                  (c) in addition to clauses (a) and (b) above, the Company may make additional Restricted Payments (including repurchases of shares of its capital stock) in an amount up to but not exceeding 40% of the cumulative amount of Excess Cash Flow from September 27, 2003 through the last day of the fiscal quarter ending on or most recently ended prior to the date of such Restricted Payment (treated for these purposes as a single accounting period).

                  Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

                  SECTION 7.07. Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate); provided that, notwithstanding the foregoing:

                  (x) the Company may continue to hold its investments in and do transactions consistent with existing practices and arrangements with Detroit Weekend Direct, LLC and New England Direct, LLC,

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                                      - 73 -

                  (y) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, and

                  (z) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

                  SECTION 7.08. Certain Restrictions on Subsidiaries. The Company will not permit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property.

                  SECTION 7.09. Certain Financial Covenants.

                  (a) Total Debt Ratio. The Company will not permit the Total Debt Ratio to exceed 2.75 to 1 on the Effective Date and at any time thereafter:

                  (b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than 3.00 to 1 on the Effective Date and at all times thereafter.

                  (c) Fixed Charge Ratio. The Company will not permit the Fixed Charges Ratio to be less than 1.05 to 1 on the Effective Date and at all times thereafter.

                  SECTION 7.10. Subordinated Indebtedness.

                  (a) Incurrence. The Company may incur additional Indebtedness so long as

                  (i) such additional Indebtedness is subordinated to the obligations of the Company to pay principal of and interest on the Loans and the other obligations hereunder and under the Loan Documents on terms of subordination, and pursuant to documentation containing other terms (including interest, amortization, covenants and

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                                     - 74 -

         events of default), in each case in form and substance reasonably satisfactory to the Required Lenders;

                  (ii) no principal payments with respect to such Indebtedness shall be due prior to the date that is at least one year after the loans hereunder have matured;

                  (iii) such Indebtedness is not secured by any Lien on property of the Company or any Subsidiary; and

                  (iv) at the time of such incurrence, and after giving effect thereto, no Default shall have occurred and be continuing and the Company shall be in pro forma compliance with Section 7.09 (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Company and its Subsidiaries are available, under the assumption that such incurrence shall have occurred at the beginning of the applicable period) and the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculation in reasonable detail to demonstrate such compliance.

Any Subsidiary Guarantor may Guarantee such Indebtedness so long as such Guarantee is similarly subordinated to the Guarantee of such Subsidiary Guarantor hereunder upon terms (including terms of subordination) in form and substance reasonably satisfactory to the Required Lenders.

                  (b) Payments and Prepayments. The Company will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

                  (c) Modifications, Etc. The Company will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

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                                     - 75 -

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Company shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Company shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made;

                  (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03 (with respect to the Company's existence), 6.07(b), 6.07(c), Article VII, or any Obligor shall default in the performance of any of its obligations contained in
         Section 5.01 of the Security Agreement or any provisions of the Mortgages; or the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.07(a) and such failure shall continue unremedied for a period of ten or more Business Days;

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

                  (f) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material

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                                     - 76 -

         Indebtedness, when and as the same shall become due and payable and such failure shall have continued unremedied for the duration of any grace period provided with respect to such payment other than principal;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (without any further lapse of time, but with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Company or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more final and non-appealable judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company or

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                                     - 77 -

         any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) a reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, of (or there shall have been asserted against the Company or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or predecessors that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

                  (n) Any of the following events shall occur and be continuing:

                           (i) any person or group (within the meaning of Rule
                  13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the capital stock of the Company on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights);

                           (ii) a majority of the Board of Directors of the
                  Company shall no longer be composed of individuals (x) who are members of said Board on the date hereof, (y) whose election or nomination to said Board has been approved by individuals referred to in the foregoing clause (x) constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board were approved by individuals referred to in the

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                                     - 78 -

                  foregoing clauses (x) and (y) constituting at the time of such election or nomination at least a majority of said Board; or

                           (iii) any "change of control" or similar event shall
                  occur and be continuing under any instrument or agreement governing Subordinated Indebtedness if the effect thereof is to require any of such Indebtedness to be prepaid, redeemed or repurchased (or to require the Company to offer to prepay, redeem or repurchase any of such Indebtedness); or

                  (o) The Liens created by the Security Documents shall at any time not (other than by reason of the action of the Administrative Agent or any of the Lenders) constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

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                                     - 79 -

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or

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                                     - 80 -

therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03

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                                     - 81 -

shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  Except as otherwise provided in Section 10.02, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company or any Subsidiary Guarantor, to it at One Targeting Centre, P.O. Box 755, Windsor, Connecticut 06095-0755, Attention of Treasurer (Telecopy No. 860-285-6245; Telephone No. 860-285-6424);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Shadia O. Aminu (Telecopy No. (713) 750-2358; Telephone No. (713) 750-7933), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Peter Thauer (Telecopy No. (212) 270-4584; Telephone No. (212) 270-6289);

                  (c) if to the Issuing Lender, to it at JPMorgan Chase Bank, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Shadia O. Aminu (Telecopy No. (713) 750-2358; Telephone No. (713) 750-7933); and

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                                     - 82 -

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase any Commitment of any Lender without the written consent of each Lender affected thereby,

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the

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                                     - 83 -

         amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.16(c) without the consent of each Lender affected thereby,

                  (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

                  (vi) release all or substantially all of the Guarantors from their guarantee obligations under Article III of this Agreement without the written consent of each Lender; and

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

                  (c) Amendments to Security Documents. None of the provisions of Collateral Agency and Intercreditor Agreement or any of the other Security Documents may be modified or supplemented or waived in any respect except in accordance with the requirements of Section 14 of the Collateral Agency and Intercreditor Agreement.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lead Arranger, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the

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                                     - 84 -

Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                  (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. If any action, suit, proceeding or investigation is commenced against an Indemnitee, such Indemnitee shall notify the Company with reasonable promptness, except to the extent such notification shall be limited by applicable law or governmental authority; provided that any failure by such Indemnitee to notify the Company shall not relieve the Company from its obligations to indemnify the Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

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

                                     - 85 -

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04. Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the affiliates, directors, officers, employees, attorneys and agents of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignments by Lenders.

                  (i) Assignments Generally. Subject to the conditions set forth in clause (ii) below and Section 13(e) of the Collateral Agency and Intercreditor Agreement, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior consent (such consent not to be unreasonably withheld) of the Company and the Administrative Agent, provided that (x) no such consent shall be required for an assignment of a Revolving Credit Commitment, Revolving Credit Loan or LC Exposure by a Lender to an assignee that was a Revolving Credit Lender prior to the completion of such assignment, (y) no such consent shall be required for an assignment of Incremental Loans by any Lender to any other Lender that was a Lender prior to the completion of such assignment, an Affiliate of such a Lender or an Approved Fund and (z) no such consent of the Company shall be required for an assignment to any assignee, if an Event of Default under clause (a), (f), (h) or (i) of Article VIII has occurred and is continuing.

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

                                     - 86 -

                  (ii) Additional Conditions Applicable to Assignments. Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of Incremental Loan Commitments or Incremental Loans, $1,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a), (f), (h) or (i) of
         Article VIII has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans,

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Section 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) below.

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                                     - 87 -

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans held by, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and any written consent to such assignment required by said paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).

                  (e) Participations. Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans held by it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) below, the Company agrees that each Participant shall be entitled to the benefits of Section 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) above. To the extent

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                                     - 88 -

permitted by law, each Participant also shall be entitled to the benefits of
Section 2.16(d) as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender hereunder.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) Disclosure of Certain Information. A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.12(b).

                  (i) No Assignments to the Company or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is

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                                     - 89 -

outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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                                     - 90 -

                  SECTION 10.09. Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

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                                      - 91 -

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information

                                Credit Agreement

(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

                  For purposes of this Section, "Information" means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries, provided that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                   Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       ADVO, INC.

                                       By     /s/ Christopher T. Hutter
                                       ------------------------------------
                                       Title: Vice President and Treasurer

                                Credit Agreement

                              SUBSIDIARY GUARANTORS

ADVO INVESTMENT COMPANY, INC.                      COUPON DISTRIBUTORS, INC.

By   /s/ J. Tracy Forbes                           By   /s/ J. Tracy Forbes
  ----------------------------------                 --------------------------
  Title: Executive Vice President                    Title: Secretary

MAIL MARKETING SYSTEMS, INC.                       MAILCOUPS, INC.

By   /s/ J. Tracy Forbes                           By   /s/ J. Tracy Forbes
  ----------------------------------                 --------------------------
  Title: Secretary                                   Title: Secretary

MBV, INC.                                          SHOPWISE.COM, INC.

By   /s/ J. Tracy Forbes                           By   /s/ J. Tracy Forbes
  ----------------------------------                 --------------------------
  Title: Executive Vice President                    Title: Secretary

STIGHEN, INC.                                      VALUE FAIR, INC.

By   /s/ J. Tracy Forbes                           By   /s/ J. Tracy Forbes
  ----------------------------------                 --------------------------
  Title: Secretary                                   Title: Secretary

                                Credit Agreement

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                                     - 95 -

                                     LENDERS

JPMORGAN CHASE BANK,                          FLEET NATIONAL BANK
  individually and as Administrative Agent

By   /s/ Peter B. Thauer                      By   /s/ Jeffrey C. Lynch
  ----------------------------------             ---------------------------
  Title: Vice President                          Title: Managing Director

WACHOVIA BANK, N.A.                           SUNTRUST BANK

By   /s/ John D. Brady                        By   /s/ Todd Sheets
  -------------------------                      ----------------------
  Title: Director                                Title: AVP

NATIONAL AUSTRALIA BANK                       U.S. BANK NATIONAL ASSOCIATION

By   /s/ Eduardo Salazar                      By   /s/ Douglas P. Best
  ----------------------------------             --------------------------
  Title: Senior Vice President                   Title: Assistant Vice President

WEBSTER BANK.

By   /s/ Matthew O. Riley
  ----------------------------------
  Title: SVP

                                Credit Agreement